Exhibit 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this "Agreement") is dated as of August 30, 2021, by and between BRYCE O. VAN ("Executive"), and LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"). The Company and Executive are hereinafter collectively referred to as the “parties.” Provided the Executive has not revoked this Agreement, it is effective the eighth day after Executive signs it (the “Effective Date”).

RECITALS

A.    Executive is employed by the Company as the Company’s Vice President of Finance.

B.    Executive and the Company desire to hereby provide for the mutual separation of Executive from the Company and the terms and conditions relating thereto.

NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

TERMS

1.    Recitals; Certain Definitions. The Recitals are true and correct and are incorporated into this Agreement.

2.    Termination of Employment. Executive and the Company mutually agree that Executive’s employment with the Company will terminate as of the close of business on October 15, 2021 (the “Termination Date”). The Company and Executive hereby agree that Executive’s employment is terminated effective as of the Termination Date, and Executive hereby resigns, effective as of the date hereof from all corporate offices, directorships, and other positions Executive holds with Company and any subsidiary or affiliate of the Company, including without limitation Executive’s position as Vice President of Finance.

3.    Purpose of this Agreement. This Agreement sets forth the terms and conditions regarding the termination of Executive’s employment with the Company. Furthermore, Executive recognizes and agrees that this Agreement sets forth all consideration and/or compensation to which Executive is entitled in connection with Executive’s employment with the Company and the termination thereof, and that, except as specifically set forth herein, Executive has no right to any further compensation and/or consideration from the Company. Executive acknowledges that the consideration paid pursuant to this Agreement is adequate consideration for the agreements and covenants contained herein.

4.    Accrued Salary. Executive shall receive any accrued but unpaid wages on the Termination Date, net of required tax and other withholdings. Executive will receive this payment whether or not he signs this Agreement.

5.    Consideration. Provided that Executive signs this Agreement and does not revoke it, and signs the Supplemental Release of Claims attached as Exhibit A on or after the Termination Date, the Company agrees to pay to the Executive a sum of $241,333.33, subject to applicable tax withholdings. Additionally, in lieu of reimbursement to the Executive for premium costs under COBRA in amounts equivalent to the Company’s share of health plan contributions, the Company agrees to pay to the Executive a sum of $11,556.36, subject to applicable tax withholding, if any, to be used to offset the cost of the Executive’s future health insurance premiums.

6.    Outstanding Equity Awards; Employment Agreement. Executive currently holds stock option awards issued to Executive under the 2012 Equity Incentive Plan and 2015 Equity Incentive Plan of the Company (the “Equity Plans”). The Executive acknowledges that, as a result of the termination of Executive’s employment, Executive’s outstanding stock options will terminate in accordance with the termination provisions of the applicable option award agreements and the Plans; provided, however, that (A) the vesting of any stock option award held by Executive on the Termination Date that is not completely vested as of the Termination Date shall immediately be accelerated as of the Termination Date so that such award becomes vested for that number of shares as to which it would have become vested in the ordinary course if Executive’s employment would have continued for ninety (90) days following the Termination Date, and (B) the period of time during which Executive shall be entitled to exercise any stock option that has vested on or before the Termination Date shall continue to be exercisable through the earliest to occur of (i) the second anniversary after the Termination Date and (ii) the date on which the stock option would otherwise expire or terminate in accordance with its terms if Executive’s employment would have continued through such date (such earlier date, the “Option Termination Date”). For purposes of clarification, in the event that Executive is elected or engaged as a director or non-employee consultant of the Company on or after the Termination Date, Section 18(a)(iii) of the Plans shall be disregarded in determining the Option Termination Date, and accordingly such election or engagement as a director or non-employee consultant shall not operate to extend the Option Termination Date. In addition to the foregoing, the Executive and Company agree that the Employment Agreement, dated November 15, 2018, between the Company and Executive is terminated immediately prior to the Termination Date, and neither the Company nor Executive have any further obligations or rights thereunder, and no payments or other consideration will become due thereunder to Executive thereunder, and the termination of Executive’s employment will not constitute a “Termination By Company Without Cause or By Employee for Good Reason” thereunder.

7.    Survival of Certain Obligations. Notwithstanding the termination of Executive’s employment, Executive agrees and acknowledges that Confidentiality, Non-Solicitation, and Invention Assignment Agreement, dated January 15, 2021, signed by Executive in favor of the Company (the “Executive Obligation Agreement”) shall continue to remain in full force in effect at all times hereafter and after the Termination Date in accordance with and subject to the terms and provisions of such agreement. Executive’s obligations and Company’s rights under the Executive Obligation Agreement will be unaffected by the provisions of this Agreement.

8.    Other Obligations.

a.    Executive agrees that Executive will not make any oral or written statements or communications that disparage the Company or its subsidiaries or their respective officers, directors, employees, attorneys and agents, or that otherwise impugn or are reasonably likely to impugn the reputation of the Company or its subsidiaries or their respective officers, directors, employees, attorneys and agents and which statement(s) has a tendency to harm any of their reputations by lowering such reputations in the estimation of the community or deterring others from associating or dealing with them, unless required by law. This includes but is not limited to statements in print, broadcast, electronic or social media of any kind. The Company agrees that the Company will not make any oral or written statements or communications that disparage the Executive or that otherwise impugn or are reasonably likely to impugn the reputation of the Executive and which statement(s) has a tendency to harm the Executive’s reputation by lowering such reputation sin the estimation of the community or deterring others from associating or dealing with the Executive, unless required by law. This includes but is not limited to statements in print, broadcast, electronic, or social media of any kind.

b.    In exchange for the Company’s obligations hereunder (including the payments in Section 4 hereof) and for no additional consideration, during the sixty (60) days following the Termination Date, Executive will, upon request by the Company, be available by telephone or email during normal business hours upon reasonable advance notice to answer questions and provide information about matters that relate to matters that were within the purview of Executive’s duties and employment with the. Executive will not be required to expend more than a de minimis amount of time on such phone calls.

9.    Release and Waiver of Claims. In exchange for the Company’s execution of this Agreement and Executive’s receipt of the consideration set forth in Section 5 hereof, Executive agrees to and hereby does release and discharge the Company and its subsidiaries and affiliated companies, and their respective owners, agents, employees, directors, officers and all their predecessors, successors and assigns (the “Released Parties”), from any and all claims, causes of action, damages, demands and recoveries of any kind, whether known or unknown, which Executive has, ever has had, or ever in the future may have and which are based on acts or omissions occurring up to and including the date on which Executive executes this Agreement, including, without limitation, any and all claims, causes of action, damages, demands and recoveries arising out of or relating to Executive’s employment with the Company and the termination thereof; provided that Executive does not waive any nonwaivable claims for whistleblowing, unemployment compensation or workers’ compensation benefits, if applicable. Included within the release set forth in the preceding sentence, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act , the Family Medical Leave Act of 1993, as amended, the California Family Rights Act, or the Age Discrimination in Employment Act of 1967, as amended, or the Worker Adjustment and Retraining Notification Act of 1989, as amended, or the Executive Retirement Income Security Act, or the Americans with Disabilities Act, as amended, Sarbanes-Oxley, Dodd-Frank and any waivable laws governing whistle-blowing or retaliation, or any other federal, state or local civil rights or employment law and/or contract or tort law. This release also covers and includes claims for breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages, and any claim for attorney’s fees, costs, disbursements and/or the like. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT RELEASES ALL CLAIMS BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE OF THIS AGREEMENT, EVEN IF EXECUTIVE DOES NOT, AT THE TIME EXECUTIVE SIGNS THIS AGREEMENT, HAVE KNOWLEDGE OF THOSE FACTS OR OMISSIONS.

EXECUTIVE WAIVES ALL THE BENEFITS AND RIGHTS GRANTED BY CALIFORNIA CIVIL CODE SECTION 1542, AND ANY OTHER APPLICABLE SIMILAR STATE LAWS, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

10.    Challenge to Enforceability. Executive agrees not to challenge the enforceability of any provision of this Agreement in any court of competent jurisdiction or arbitration, except as to validity under the ADEA. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the California Department of Fair Employment and Housing, or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. Nothing in this Agreement shall prevent Executive’s participation in any legal proceedings against the Company or any Released Party in compliance with a summons that requires such participation, or Executive’s initiation of or participation in administrative proceedings or investigations of the EEOC or other governmental agencies; provided, however, that this Agreement shall prevent Executive from receiving any monetary or financial damages or recoveries from the Company or any Released Party or reinstatement with the Company in connection with any such proceedings or investigations which is not based on recovering or receiving an award paid by a Government Agency. Executive represents that Executive has not filed or asserted any claims whatsoever against the Company or any Released Party. Executive is not aware of any conduct by the Company or any Released Party that may violate any federal, state or local law, rule or regulation.

11.    Defend Trade Secrets Act Disclaimer.

a.    Nothing in this Agreement is intended to discourage or restrict Executive from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”) or other applicable state or federal law.  The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of trade secrets, so long as any such disclosure is made either (i) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (ii) under seal in a complaint or other document filed in a lawsuit or other proceeding.

b.    If Executive believes that any employee or any third party has misappropriated or improperly used or disclosed trade secrets or Confidential Information, Executive should report such activity to the Company’s Chief Financial Officer. This Agreement is in addition to and not in lieu of any obligations to protect the Company’s trade secrets and Confidential Information which otherwise exist. Nothing in this Agreement shall limit, curtail or diminish the Company’s statutory rights under the DTSA, any applicable state law regarding trade secrets or common law.

12.    Governing Law; Venue. This Agreement shall be subject to and governed by the laws of the State of California, without giving effect to the principles of conflicts of law under California law that would require or permit the application of the laws of a jurisdiction other than the State of California and irrespective of the fact that the parties now or at any time may be residents of or engage in activities in a different state. Executive agrees that in the event of any dispute or claim arising under this Agreement, jurisdiction and venue shall be vested and proper, and Executive hereby consents to the jurisdiction of any court sitting in Orange County, California, including the United States District Court for the Central District of California.

13.    Legal Fees. In the event of any controversy arising under or relating to the interpretation or implementation of this Agreement, or the breach thereof, the prevailing party will be entitled to attorneys’ fees and costs for any trial and appellate proceedings.

14.    Entire Agreement. This Agreement incorporates the entire understanding among the parties with respect to the subject matter hereof and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter of this agreement, including but not limited to the Employment Agreement entered into between the parties on or about November 15, 2018. Any modification to this agreement shall not be effective unless it is in writing and signed by both parties. In reaching the agreements in this Agreement, neither party has relied upon any representation or promise, oral or written, except those set forth herein. This Agreement has been duly authorized by the parties, and duly executed on behalf of each party by the duly authorized officers or principals and in the manner required by all laws and regulations applicable to each such entity.

15.    Counterpart Signatures. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

16.    Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party identified herein, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Company may assign this Agreement to any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or assets of the Company.

17.    Confidentiality. Except as required by any governmental or quasi-governmental entity (including but not limited to required filings with the Securities and Exchange Commission), the parties agree that this Agreement, its terms and provisions and all correspondence and discussions related to this Agreement, shall be kept privileged and strictly confidential by each party from the date hereof into the future; provided, however, (a) Executive may disclose this information to her immediate family, tax advisors and accountants and (b) the Company shall be permitted to advise any party it believes to be a prospective employer of Executive as to the dates of Executive’s employment with the Company and Executive’s last position held with the Company, in accordance with Company policy.

18.    Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, it shall be deemed modified, only to the extent necessary to make it lawful. To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intentions of the parties as originally expressed herein.

19.    Voluntary Execution. Executive represents that Executive has read this Agreement in its entirety and that Executive has had the opportunity to consult with legal counsel prior to signing this Agreement, and that Executive is fully aware of its contents and of its legal effect. Executive signs this Agreement of Executive's own free will and act, without any legal reservations, duress, coercion or undue influence, and it is Executive's intention that Executive be legally bound hereby.

20.    Acceptance. You may accept this Agreement by signing it and returning it to the Company.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have duly executed this Separation Agreement and General Release.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:  /s/ Isaac Bresnick

Name: Isaac Bresnick

Title: President

EXECUTIVE:

BRYCE O. VAN

/s/ Bryce Van

Bryce O. Van, individually

Date of Signature: August 30, 2021

EXHIBIT A

SUPPLEMENTAL RELEASE OF CLAIMS

In consideration of the covenants set forth in the SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) between by and between BRYCE O. VAN ("Executive"), and LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and more particularly the payment and benefits provided to Executive in the Agreement and other good and valuable consideration, Executive agrees to and hereby does release and discharge the Company and its subsidiaries and affiliated companies, and their respective owners, agents, employees, directors, officers and all their predecessors, successors and assigns (the “Released Parties”), from any and all claims, causes of action, damages, demands and recoveries of any kind, whether known or unknown, which Executive has, ever has had, or ever in the future may have and which are based on acts or omissions occurring up to and including the date on which Executive executes this Agreement, including, without limitation, any and all claims, causes of action, damages, demands and recoveries arising out of or relating to Executive’s employment with the Company and the termination thereof; provided that Executive does not waive any nonwaivable claims for whistleblowing, unemployment compensation or workers’ compensation benefits, if applicable. Included within the release set forth in the preceding sentence, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act , the Family Medical Leave Act of 1993, as amended , the California Family Rights Act, or the Age Discrimination in Employment Act of 1967, as amended, or the Worker Adjustment and Retraining Notification Act of 1989, as amended, or the Executive Retirement Income Security Act, or the Americans with Disabilities Act, as amended, Sarbanes-Oxley, Dodd-Frank and any waivable laws governing whistle-blowing or retaliation, or any other federal, state or local civil rights or employment law and/or contract or tort law. This release also covers and includes claims for breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages, and any claim for attorney’s fees, costs, disbursements and/or the like.

EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT RELEASES ALL CLAIMS BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE OF THIS AGREEMENT, EVEN IF EXECUTIVE DOES NOT, AT THE TIME EXECUTIVE SIGNS THIS AGREEMENT, HAVE KNOWLEDGE OF THOSE FACTS OR OMISSIONS.

EXECUTIVE WAIVES ALL THE BENEFITS AND RIGHTS GRANTED BY CALIFORNIA CIVIL CODE SECTION 1542, AND ANY OTHER APPLICABLE SIMILAR STATE LAWS, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Executive expressly acknowledges and agrees that, but for providing the foregoing Supplemental Release of Claims, he would not be receiving the payments, benefits, or other consideration being provided to him under the terms of the Agreement.

Confirmed And Agreed:

_______________________________

Bryce O. Van

Dated:         _________________________

LIQUIDMETAL TECHNOLOGIES, INC.

By:______________________________

Isaac Bresnick

President

Dated:________________________________

Dated: ___________________________